Exhibit 5.1

SIDLEY AUSTIN LLP	BEIJING	LOS ANGELES
ONE SOUTH DEARBORN STREET	BRUSSELS	NEW YORK
CHICAGO, IL 60603	CHICAGO	PALO ALTO
(312) 853 7000	DALLAS	SAN FRANCISCO
(312) 853 7036 FAX	FRANKFURT	SHANGHAI
	GENEVA	SINGAPORE
	HONG KONG	SYDNEY
	HOUSTON	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866

December 20, 2012

Synopsys, Inc.

700 East Middlefield Road

Mountain View, CA 94043

Re:	Registration Statement on Form S-8 of Synopsys, Inc. registering 158,335 Shares of Common Stock, par value $0.01 per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Synopsys, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 158,335 shares of Common Stock, $0.01 par value per share (the “Registered Shares”), of the Company. The Registered Shares are issuable upon the exercise of options (the “Options”) granted under the Plans (as defined below) that were outstanding and unexercisable immediately prior to the effectiveness of the merger (the “Merger”) of SpringSoft Inc., a company incorporated under the laws of the Republic of China (“SpringSoft”), into Synopsis Taiwan Limited, a company incorporated under the laws of the Republic of China and wholly owned subsidiary of the Company (“Synopsis Taiwan”), pursuant to the Agreement and Plan of Merger, dated as of August 3, 2012 (the “Merger Agreement”), between SpringSoft and Synopsis Taiwan. We understand that the Merger was effective on November 30, 2012. As used herein, “Plans” means the following: SpringSoft’s First Round of 2008 Employee Stock Option Plan effective as of August 14, 2008, SpringSoft’s First Round of 2009 Employee Stock Option Plan effective as of July 23, 2009 (as Amended and Restated Effective October 2, 2012), SpringSoft’s First Round of 2010 Employee Stock Option Plan effective as of April 15, 2010 (as Amended and Restated Effective October 2, 2012), SpringSoft’s First Round of 2011 Employee Stock Option Plan effective as of April 21, 2011 (as Amended and Restated Effective October 2, 2012) and SpringSoft’s First Round of 2012 Employee Stock Option Plan effective as of July 12, 2012 (as Amended and Restated Effective October 2, 2012).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Synopsys, Inc.

December 20, 2012

We have examined the Registration Statement, the Company’s amended and restated certificate of incorporation and amended and restated bylaws, the Plans and the resolutions adopted by the board of directors of the Company relating to the Merger Agreement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued upon exercise of an Option will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the agreement evidencing such Option and the applicable Plan; and (iii) either certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), or if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP